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                                                                    Exhibit 99.1

Digital Video Systems Announces
the Acquisition of Hyundai
Electronics' DVD-ROM Technology and
Manufacturing Capabilities

May 14, 1998 4:29 PM EDT

LOS GATOS, Calif.--(BUSINESS WIRE)--May 14, 1998--

Hyundai Korea Purchase Buoys Ongoing Challenges In China
Digital Video Systems, Inc.,(NASDAQ:DVID) has signed a definitive agreement to acquire the assets of the DVD manufacturing capabilities, research and development team, and corresponding management from Hyundai Electronics Industries Co., LTD, Seoul, Korea for a combination of stock and cash pending various regulatory approvals. This acquisition offers DVS the ability to manufacture DVD-ROM products almost in their entirety (only the optics will need to be out sourced).

As part of the deal, DVS gets the years of expertise from one of Hyundai Electronics' Senior Executives, Sung Hee Lee, who has joined DVS as the Managing Director of DVS Korea Co., Ltd. (in the process of being formed); Mr. Lee built this Hyundai division from the ground up.

"Hyundai has been honing its DVD-ROM capabilities and technology for several years and is ready to produce product immediately," said Digital Video Systems' President and COO, Tom Parkinson. "Korea's current IMF situation has left Hyundai in a position where they have to focus on their core businesses. Hyundai's long-standing relationship with DVS has provided us the opportunity to complete this transaction. Accordingly, this Hyundai deal represents a tremendous opportunity for DVS to obtain state-of-the-art DVD-ROM technology and manufacturing capabilities. The management team will provide the solid controls that we require to ensure the highest product quality, administrative and accounting standards."

Mr. Parkinson further stated, "DVD-ROM is one of the fastest growing PC Peripheral devices in the world today. DVD-ROM technology provides significantly greater storage capacity than CD-ROM allowing multimedia PC to play full length feature film among other capabilities. The combination of the Hyundai DVD-ROM acquisition and the Company's Synchrome acquisition in August complement each other very well; we are very excited by this unique opportunity. This comes at a very crucial time for us given the Company's third and fourth quarter problems with our Panyu, China facility."

TAKING CONTROL OF PANYU FACILITY
The Hyundai acquisition also shores up the Company's overall R&D, as well as its manufacturing capabilities in the wake of ongoing challenges which have daunted the company's Panyu, China, facilities. DVS currently has 90-percent ownership, controlling the Panyu facility with new management to ensure the proper team operation of the facility.
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Companies - Portfolio (DVID/Article)                                      Page 2

     Nevertheless, DVS anticipates its fourth quarter results will be significantly below management's expectations. The Company believes its overall performance will improve as the new products begin to generate revenue in the near term.

     For more information on DVS, contact Digital Video Systems, 160 Knowles Drive, Los Gatos, CA 95032 or call 408/874-8200.

     ABOUT DVS
     Digital Video Systems develops, manufactures and markets Video CD players, including subassemblies and components, Commercial Video products, digital ad insertion products, develops and markets DVD-ROM products, DVD players, and MPEG encoding and authoring products for entertainment for business and educational uses.

     Established in 1992, DVS is a publicly held company based in Los Gatos, California, with branch offices in Suwanee (Metro-Atlanta), Georgia; Taipei; Tokyo; and subsidiaries in Hong Kong; Seoul, Korea (in formation) and Panyu Municipality, Guangdong Province, China. In the United States, Digital Video Systems, Inc. recently acquired Synchrome Technology, Inc., which develops innovative and leading edge products for the multimedia PC market. DVS is a trademark of Digital Video Systems, Inc.

     This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the private Securities Litigation Reform Act of 1995 that involve various risks and uncertainties, including, without limitation, statements with respect to DVS's strategy, proposed sales of DVS's products, markets, and the development of DVS's products. DVS's actual results may differ materially from those described in those forward-looking statements due to a number of factors, including, but not limited to, the need to satisfy certain customary closing conditions for DVS to complete the acquisition of the Hyundai assets, the risks of competition in the DVD-ROM market, the risk of limited availability of key components for the manufacture of DVD-ROM products, risks of competition and the enforceability of the Company's intellectual property rights, risks relating to the development and market acceptance of other products of DVS (including these to be licensed from Hyundai), and risks relating to the planned expansion of the business of DVS and the conduct of business by DVS in foreign countries, which factors and others described in documents that DVS files from time to time with the Securities and Exchange Commission, including its Current Report on Form 8-K dated Jan. 7, 1997. All other trademarks are the property of their respective owners.

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